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FOR ADDITIONAL INFORMATION CONTACT:

AMERISERVE:  DAVID MARGULIES/JIM LAWRENCE
             (214) 368-0909 (800) 710-5292 (PAGER)
MCLANE:      MARTHA KAHLER
             (254) 771-7383

         AMERISERVE SIGNS DEFINITIVE AGREEMENT FOR ACQUISITION BY MCLANE

     Addison, Texas (Aug. 18, 2000) -- AmeriServe Food Distribution, Inc. announced today that it has signed a definitive sale agreement with McLane Company, Inc. The proposed sale of certain assets related to AmeriServe's U.S. distribution business to McLane is subject to, among other conditions, approval by the U.S. Bankruptcy Court.

     "This transaction will fulfill AmeriServe's obligation to maximize value to its creditors, while continuing to serve customers and employees well," said Ron Rittenmeyer, AmeriServe president and chief executive officer. "Subject to Bankruptcy Court approval of the agreement, AmeriServe and McLane are committed to an orderly transition that allows those who depend on us to carry on business as usual."

     McLane Company, the only nationwide distributor to convenience stores, operates 16 distribution centers in the United States.

     AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is a major distributor specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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